Exhibit 99.1

PRESS RELEASE

For information contact:

Jim Storey

Vice President, Investor Relations

704.816.5958

jim_storey@premierinc.com

Premier, Inc. refinances and expands revolving credit facility

CHARLOTTE, NC, June 25, 2014 – Premier, Inc. (NASDAQ: PINC) today announced that its subsidiaries have entered into a new, five-year unsecured revolving facility that provides up to $750.0 million of borrowing ability. The maximum amount of the facility can be increased by an aggregate $250.0 million, subject to the approval of the lenders.

The new facility matures on June 24, 2019, and replaces and terminates the previous $100.0 million senior secured revolving credit facility that was scheduled to mature on December 16, 2014. The prior facility had no outstanding borrowings at the time of termination. The new facility was provided through a banking syndicate arranged by Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Our refinancing provides Premier with additional access to capital at very favorable rates,” said Craig McKasson, Premier senior vice president and CFO. “It also provides greater flexibility to our capital structure as we seek to invest in the long-term growth of our company and execute our business strategy.”

Borrowings under the new credit agreement may be in the form of Eurodollar Rate loans or Base Rate loans, at the option of the borrowers, and bear interest based on the London Interbank Offer Rate (LIBOR) plus 1.125% to 1.75% or the Base Rate plus 0.125% to 0.750%, respectively. The Base Rate is defined as the highest of the prime rate, the federal funds effective rate plus 0.50%, or the one-month LIBOR plus 1.0%. On the closing date, the interest rate for the three-month Eurodollar Rate loans was 1.355% and the interest rate for Base Rate loans was 3.375%.

The credit facility is subject to customary covenants, including consolidated leverage and interest coverage ratios, and customary events of default.

Additional details regarding Premier’s new credit agreement are set forth in the company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2014.

About Premier, Inc.

Premier, Inc. (NASDAQ:PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,000 U.S. hospitals and 110,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a

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Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, as well as those discussed under the “Risk Factors” and “Forward Looking Statements” section of Premier’s IPO Prospectus, dated September 25, 2013, filed with the SEC and available on Premier’s website at http://investors.premierinc.com. Forward looking statements speak only as of the date they are made, Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

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